UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 23, 2019, Jaguar Health, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Oasis Capital, LLC (“Oasis”), pursuant to which Oasis exchanged pre-funded warrants exercisable for 1,236,223 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and 695,127 shares of Common Stock (collectively, the “Exchange Securities”) for 10,165 shares (the “Series B-2 Preferred Shares”) of the Company’s Series B-2 Convertible Preferred Stock (the “Exchange Transaction”).

On January 22, 2020, the Company and Oasis entered into the First Amendment to the Exchange Agreement (the “Amendment”) to correct an inadvertent error regarding the restrictive legend imprinted on the Series B-2 Preferred Shares and clarify that the Exchange Transaction is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	First Amendment to the Exchange Agreement, dated January 22, 2020, by and between Jaguar Health, Inc. and Oasis Capital, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: January 24, 2020

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